Master Portfolio Trust
US Treasury Reserves Portfolio (LI16)


Sub-Item 77-D
Registrant incorporates by reference Form POS AMI
Amendments) dated May 5, 2008, filed on
May 5, 2008.
(SEC Accession No. 0000930413-08-002766)